Exhibit 23.1

                              MINTZ & PARTNERS LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment Number 3 to the Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form SB-2 of (i) our report dated March 26, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003; (ii) our report dated March 24, 2005, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2004; (iii) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Toronto, Canada
September 13, 2005


/s/ MINTZ & PARTNERS LLP
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MINTZ & PARTNERS LLP
Chartered Accountants